                                                             Exhibit No. EX-99.j

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectuses  and "Financial  Statements" in the Statement of
Additional   Information  and  to  the   incorporation   by  reference  in  this
Registration Statement (Form  N-1A)(Post-Effective  Amendment No. 72 to File No.
002-28871; Amendment No. 7 to File No. 811-01485) of Delaware Group Equity Funds
III of our reports dated August 9, 2006,  included in the 2006 Annual Reports to shareholders.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
October 23, 2006